                                                                   Exhibit 10.20

                                STATEMENT OF WORK

                                                          AGREEMENT # 4900CS0965
                                                                SOW # 4900OP0312
--------------------------------------------------------------------------------
This Statement of Work ("SOW") adopts and incorporates by reference the terms and conditions of Agreement # 4900CS0965 (the "Agreement") between Supplier and Buyer. Transactions performed under this SOW will be conducted in accordance with and be subject to the terms and conditions of this SOW, the Agreement and any applicable Work Authorizations ("WAs"). This SOW is not a WA. Capitalized terms used and not defined herein shall have the meanings specified in the Agreement.

      1.0 SCOPE OF WORK

Supplier will provide, as directed by Buyer, expert consultants reasonably satisfactory to Buyer to provide the Deliverables and perform the Services for up to 420,000 hours over the term of this SOW for certain customers of the Buyer ("Buyer's Customers"). The number of consultants, and the mix of skill levels shall be determined by Buyer in Buyer's sole discretion as initially set forth on Exhibit VIII and adjusted as provided in this SOW. It is the intention of the parties that within 12 months of the date hereof, there will be up to 70 Supplier Personnel performing services for the Buyer under the terms of this SOW.

Buyer will be the sole interface to Buyer's Customer and be responsible for all correspondence, contracts, resource allocation and the like, provided however that Buyer shall consult with Supplier with regard to resource allocation and provided further that if Supplier's Personnel are providing services at Buyer's Customer's facility, Supplier's Personnel may have contact with Buyer's Customer in the course of providing services to Buyer's Customer at the facility of Buyer's Customer. Supplier will provide on site services to Buyer Customers in support of Buyer's WebSphere projects.

      2.0 DESCRIPTION OF DELIVERABLES AND SERVICES

      2.1 The Services shall include the services described in Exhibit I annexed to and made a part of this SOW. Exhibit I may be revised from time to time by the mutual written consent of the Buyer and Supplier.

      2.2 The Deliverables under this SOW will be all documents, software and other intellectual capital created during the performance of the Services, including, without limitation, (1) any code, documentation, suggestions or recommendations provided to Buyer or any of Buyer's Customers during the term of this SOW; and (2) Consultant Activity Records, substantially in the form of
Exhibit II annexed to and made a part of this SOW (each a "CAR"), detailing Supplier's activities under this SOW. All Deliverables provided under this SOW shall be considered Developed Works. Supplier's Preexisting Materials may be used in delivering services or included in deliverables under the SOW and nothing in this Agreement shall be interpreted so as to preclude Supplier from reusing such Preexisting Materials as part of a deliverable for other Buyer Customers or other customers of Supplier. No background materials or Program Products will be provided by Supplier under this SOW.

      2.3 In order to perform the Services, certain information of Buyer's Customer's will be made available to Supplier, which information may include but is not limited to, requirements documents, system architecture, application architecture and application code ("Information"). Supplier's use of the Information shall be governed by the terms of the Agreement for Exchange of Confidential Information # 4900OP0257, by and between Buyer and Supplier.

      3 EDUCATION AND TRAINING

      3.1 Supplier shall cause Supplier Personnel to receive the training described in Exhibit III annexed to and made part of this SOW (the "Services Training"). The Skills and Experience as outlined in Exhibit V coupled with the Services Training or equivalent existing, demonstrated WebSphere Field Experience as outlined in Exhibit I is required for Supplier to perform the Services.


      3.2 Buyer shall provide training to five (5) Supplier Personnel designated by Supplier (the "Supplier Instructors") to enable the Supplier Instructors to provide the Services Training to other Supplier Personnel engaged to perform the Services. This applies for those classes described in Exhibit III that begin with SW only. The other classes described in Exhibit III are not covered under this SOW. Supplier shall begin to deliver Services Training to Supplier Personnel through the Supplier Instructors as soon as reasonably practicable, but in no event later than January 1, 2001. Supplier shall not invoice Buyer for any time spent by any of Supplier Personnel receiving the Services Training nor for any time spent by any of the Supplier Instructors delivering the Serv-

                                STATEMENT OF WORK

                                                          AGREEMENT # 4900CS0965
                                                                SOW # 4900OP0312
--------------------------------------------------------------------------------
ices Training to Supplier's employees. Supplier shall pay Buyer $___ for each student kit delivered to Supplier Personnel by Supplier Instructors. .


      3.3 Until such time as the Supplier Instructors begin to deliver the Services Training to Supplier Personnel as set forth in Section 3.2., Buyer shall deliver the Services Training to Supplier Personnel at no charge to Supplier. Supplier shall not invoice Buyer for any of the time spent by Supplier Personnel receiving Supplier Training pursuant to this Section 3.3.

      4 SUPPLIER RESPONSIBILITIES

4.1 During the term of this SOW and for a period of six months following the end of the term of this SOW Supplier will not, without the prior written consent of Buyer (1) perform services similar to the Services for any of Buyer's Customers for whom Supplier has performed Services pursuant to this SOW, or (2) solicit for employment any of Buyer's employees employed in Buyer's AIM unit. As used in this paragraph 4.1, the term "Buyer's Customer" does not include any business entities that Supplier had an independent relationship with prior to entering into this SOW.

4.2 During the term of this SOW, and subject to Section 6.1 and subject to Buyer fulfilling its obligations pursuant to Section 5.1. Supplier Personnel who have completed the Supplier Training and are listed on Exhibit VIII are for the exclusive use of Buyer and during such time cannot be utilized by Supplier for any other engagement without Buyer's prior written consent. In the event that any individual Supplier Personnel is being utilized at less than the 80% utilization rate, Buyer may temporarily release such Supplier Personnel from the exclusivity requirement set forth in this section to staff Supplier engagements. Such Supplier Personnel shall not be removed from Exhibit VIII except pursuant to Section 6 hereof and Buyer shall continue to have a Utilization Guarantee Payment obligation with respect to such temporarily released Supplier Personnel provided that the hours utilized by Supplier for such released Supplier Personnel will count as actual hours worked toward guaranteed utilization but Supplier will not be compensated for such hours by Buyer .

4.3 If Supplier is engaged in any activity on Buyer premises pursuant to this SOW, Supplier shall comply with the terms and conditions set forth in Exhibit IV.

4.4 The Supplier Coordinator set forth in Section 9 of this SOW shall act as Supplier's single point of contact with Buyer's Technical Coordinator set forth in Section 9 of this SOW to process work assignments and assist with placement of Supplier's employees in Supplier Training sessions.

4.5 Supplier represents and warrants to Buyer that the Supplier Personnel performing the Services shall possess the Skill and Experience described in
Exhibit V annexed to and made a part of this SOW. Buyer may request that Supplier remove any of Supplier's Personnel that, in Buyer's sole reasonable discretion, do not possess the Skill and Experience described in Exhibit V. Supplier shall promptly remove such Supplier Personnel and provide to Buyer Supplier Personnel possessing such requisite Skill and Experience. At such time, Buyer may opt to remove from Exhibit VIII said personnel that do not possess Skill and Experience as described in Exhibit V. Removal of said personnel does not cause a breach of this SOW.

4.6 If during the Term of this Agreement the Supplier receives an offer to enter into a transaction which would result in or constitute a Change of Control (a "Change of Control Transaction") as such term is defined in Section 12.0 or commences discussions to enter into a Change of Control Transaction, the Supplier shall give notice to Buyer in writing (the "First Offer Notice") at least forty-five (45) calendar days prior to signing a definitive agreement for the Change of Control Transaction.

5 BUYER RESPONSIBILITIES

5.1 Effective as of January 1, 2001, Buyer will utilize the aggregate pool of Supplier Personnel (listed on Exhibit VIII) authorized to work under this SOW at no less than 80% of a full-time equivalent. For the purposes of this SOW, "full-time equivalent" shall mean Supplier Personnel working eight hours per day, five days per week, fifty weeks per year.

                                STATEMENT OF WORK

                                                          AGREEMENT # 4900CS0965
                                                                SOW # 4900OP0312
--------------------------------------------------------------------------------
5.2 Buyer will provide support to Supplier Personnel as may be reasonably necessary for Supplier to perform the Services including but not limited to hot line support for WebSphere, copies of beta code for WebSphere that might address software problems or issues, an annual meeting with the WebSphere Consulting Team and such other resources as Buyer determines are reasonably necessary.

5.3 During the term of this SOW and for a period of six months following the end of the term of this SOW, Buyer will not, without the prior written consent of Supplier solicit for employment any of Supplier's employees who perform work for Buyer or Buyer's Customers pursuant to this SOW, provided, however, in the event of a Change of Control of Supplier, involving a party (or any of the other parties, if more than one) who has a substantial portion of its business in the web application server product and services market and is not engaged in business primarily as a professional services/consulting firm or systems integrator, resulting in a termination of this SOW by Buyer, then the prohibition provided in this Section 5.3 shall cease immediately upon the effectiveness of such termination.

6 EXHIBIT VIII

6.1 (i) As soon as reasonably practicable upon the execution of this SOW by Buyer and Supplier, Buyer shall advise Supplier of the number of Supplier Personnel Buyer shall initially require to perform Services under this SOW. Supplier shall promptly provide Buyer with a list of Supplier Personnel that possess demonstrated WebSphere experience at least equivalent to Skills and Experience outlined in Exhibit V and the Services Training, and such other information substantially in the form of Exhibit VIII.

      (ii) Buyer may from time to time request in writing that Supplier provide additional Supplier Personnel with the requisite Skills and Experience as outlined in Exhibit V and the Supplier Training or equivalent, existing, demonstrated WebSphere field experience to perform Services under this SOW, and Supplier shall use best efforts to provide such Supplier Personnel and add such Supplier Personnel to Exhibit VIII within thirty (30) days of Buyer's request.

      (iii) Buyer may from time to time request, upon sixty (60) days prior written notice to Supplier, that Supplier remove any number of Supplier Personnel from performing Services under this SOW and remove such Supplier Personnel from Exhibit VIII, and Supplier shall comply with such request, provided however, reductions to Exhibit VIII may not exceed one-third (1/3) of Supplier Personnel on Exhibit VIII in any sixty (60) day period, unless Supplier advises Buyer that it has identified alternative assignments for the Supplier Personnel to be removed from Exhibit VIII.

      (iv) Buyer may from time to time request that Supplier immediately remove any Supplier Personnel from performing Services under this SOW and remove such Supplier Personnel from Exhibit VIII who do not possess skills and experience as described in Exhibit V coupled with the completed Supplier Training or do not possess equivalent, demonstrated WebSphere field experience (subject to Supplier's right to replace such removed Supplier Personnel as provided in
Section 4.5).

      (v) Supplier and Buyer may at any time remove Supplier Personnel from performing Services under this SOW and remove such Supplier Personnel from
Exhibit VIII by mutual written consent.

      (vi) Supplier may from time to time remove from Exhibit VIII (a) Supplier Personnel that no longer are employed by Supplier, and (b) upon thirty (30) days prior written notice to Buyer, Supplier Personnel for which Supplier reasonably believes there is a significant risk that such Supplier Personnel will terminate his/her employment with Supplier because of dissatisfaction with his/her work assignments or (c) Supplier personnel that for whatever reason are not tracking at 80% utilization with the written consent of the Buyer.

7 SCHEDULE

7.1 The term of this SOW will commence on October 15, 2000 ("Commencement Date") and terminate on August 31, 2003 (the "Term"), subject to the provisions of
Section 3.0 of the Agreement. During the Term, Buyer will pay Supplier only for actual hours worked, as documented by Supplier in a CAR and the Utilization Guarantee Payment, if due, as outlined under Section 7. Subject to the provisions of Section 3.0 of the Agreement, in the event that the aggregate pool of Supplier Personnel listed on Exhibit VIII actual hours worked each calendar

                                STATEMENT OF WORK

                                                          AGREEMENT # 4900CS0965
                                                                SOW # 4900OP0312
--------------------------------------------------------------------------------
year included in the Term are equal to or exceed 1600 hours multiplied by the number of Supplier Personnel in the pool (prorated for those in the pool less than the entire calendar year), no payments other than for actual hours worked shall be due to Supplier by Buyer. In the event Supplier's actual hours worked upon expiration of each calendar year included in the Term are less than 1600 hours multiplied by the number of Supplier Personnel in the pool (prorated for those in the pool less than the entire calendar year), Buyer shall pay Supplier the difference between the actual hours worked and 1600 hours multiplied by the number of Supplier Personnel in the pool (prorated for those in the pool less than the entire calendar year), at the hourly rate of $___ per hour (subject to rate negotiation as outlined in Section 8.3) ("Utilization Guarantee Payment"), subject to the following:

      o Supplier will document and submit to Buyer a weekly CAR indicating actual hours worked and actual hours on-call, but not working.

      o Buyer may use consultants listed on Exhibit VIII for internal projects at the same rates outlined in Exhibit VI and any such hours worked shall be counted towards the utilization guarantee.

      o Supplier's assigned consultants are expected to work 5 days per week, 8 hours per day (or equivalent -- e.g. Supplier Personnel may, at Buyer's request, work four ten-hour days). In the event the consultant is unwilling or unable to accept an assignment, Supplier will not be compensated for those hours and such hours shall be counted as actual hours worked. After personnel are added to
Exhibit VIII Training/Education time incurred, total vacation days exceeding two weeks will count as actual hours worked toward guaranteed utilization and will not be compensated for by Buyer. Upon mutual written agreement the consultant may work more then 40 billable hours in a week.

      o Beginning January 1, 2003 through end of the Term, the number of hours used to calculate payments as provided in this Section 7.1 shall be 1067 hours (and not 1600).

8 PAYMENTS

8.1 Buyer will pay Supplier for the Services described in this SOW as set forth in Exhibit VI annexed to and made a part of this SOW and otherwise in accordance with the terms of this SOW. Notwithstanding anything herein to the contrary, Buyer is obligated to make a Utilization Guarantee Payment with respect to each calendar year during the term, (i) whether or not a WA is issued and (ii) with respect to any applicable period during the term on a prorated basis through the effective date of the termination of the SOW, within 30 days after the effective date of termination of the SOW.

8.2 Buyer will reimburse Supplier for actual and reasonable travel and living expenses in accordance with the Exhibit VII: Exhibit for Travel Expenses annexed to and made a part of this SOW. The Buyer maximum reimbursable hotel and meal limit rates will be provided to Supplier by Buyer for each Buyer Customer location. Services performed by Supplier Personnel within 50 miles of the residence of such Supplier Personnel shall be considered local travel. Buyer shall not reimburse Supplier for local travel or living expenses.

8.3 The rates described in Exhibit VI shall apply for Services under this SOW through and including September 1, 2001. For Services performed thereafter, Buyer and Seller shall, in good faith, negotiate new rates for the next one year period. If Buyer and Supplier are unable to agree on such new rates by September 1, 2001, then either Buyer or Supplier may terminate this SOW in accordance with
Section 11 of this SOW.

8.4 Total compensation under this SOW shall not exceed $ 73.5 Million, plus actual and reasonable travel and living expenses.

8.5 Buyer will pay Supplier the Utilization Guarantee Payment (calculated in accordance with Section 7) attributable to each calendar year during the Term, at the end of such calendar year, within 45 days of receipt of an invoice from Supplier setting forth the calculation thereof.

                                STATEMENT OF WORK

                                                          AGREEMENT # 4900CS0965
                                                                SOW # 4900OP0312
--------------------------------------------------------------------------------

9 COMMUNICATIONS

For purposes of this SOW:
Buyer Technical Coordinator:                        Procurement Buyer
Michael Curtin                                      Bill Land
IBM Corporation                                     IBM Corporation
4205 South Miami Blvd                               3039 Cornwallis Road
RTP, NC 27709                                       RTP, NC 27709
Phone: 919-254-9600                                 Phone 919-486-1821
Fax: 919-254-6753                                   Fax: 919-543-0784

Supplier Coordinator                                Buyer Financial Coordinator:
Matt Clark                                          Jeannie Bond
Perficient Inc.                                     IBM Corporation
7600-B N. Capital of Texas Hywy, Suite 340          4205 South Miami Blvd
Austin, TX 78731                                    RTP, NC 27709
Phone: 512-531-6014                                 Phone: 919-254-7967
Fax: 512-531-6011                                   Fax: 919-254-2322

      10 INVOICING INSTRUCTIONS

      10.1 ELECTRONIC COMMERCE Unless previously submitted by Supplier, in order to initiate electronic transfer of payments associated with this SOW, Supplier will complete the form entitled "Authorization for Electronic Funds Transfer" and fax the completed form to Accounts Payable at the number included on the form.

      10.2 Supplier will invoice Buyer for the actual days/hours (as appropriate) of Services provided under this SOW on a monthly basis.

      10.3 Supplier's invoices will include the dates and number of days/hours worked during the invoice period and any reimbursable expenses, as well as the information required in accordance with Section 2, "Required Documentation" of
Exhibit VII. The purchase order number to reference on Supplier invoices will be provided. Buyer will pay Supplier 45 days after Buyer's Accounts Payable receives an invoice that meets the above requirements.

      10.4 In addition, Supplier will fax copies of expense receipts and weekly CARs to the Buyer's Financial Coordinator identified in this SOW.

      10.5 Work Authorizations shall be submitted to and accepted by the Supplier electronically in the form as outlined in Exhibit IX.

      11 MODIFICATIONS TO AGREEMENT 4900CS0965

      The following provisions modify and/or supersede the specified portions of Agreement 4900CS0965.

      11.1 Section 3.3 of Agreement 4900CS0965 is deleted for the purposes of this SOW and replaced with the following: Buyer may terminate this SOW immediately with Cause or without Cause on four months prior written notice. Upon termination, in accordance with Buyer's written direction, Supplier will immediately, (i) cease work or fulfill existing work authorizations on Buyer's discretion; (ii) prepare and submit to buyer an itemization of all completed and partially completed Deliverables and Services (iii) deliver to Buyer, Deliverables satisfactorily completed up to the date of termination at the agreed upon Prices in the relevant SOW; and (iv) deliver upon request any work in progress. Buyer will compensate Supplier for the actual and reasonable expenses incurred

                                STATEMENT OF WORK

                                                          AGREEMENT # 4900CS0965
                                                                SOW # 4900OP0312
--------------------------------------------------------------------------------
by Supplier for work in progress up to and including the date of termination, as outlined in Exhibit VII and make all Utilization Guarantee Payments as required by Section 7.

      11.2 Section 3.2 of Agreement 4900CS0965 is deleted for the purposes of this SOW and replaced with the following:

      Either party may terminate this Agreement, without any cancellation charge, for a material breach of the Agreement by the other party, or if the other party becomes insolvent or files or has filed against it a petition in bankruptcy ("Cause"), to the extent permitted by law. Buyer may terminate this agreement, without any cancellation charge, in the event of a Change of Control of Supplier involving a party (or any of the other parties, if more than one) who has a substantial portion of its business in the web application server product and services market and is not engaged in business primarily as a professional services/consulting firm or systems integrator. Such termination will be effective at the end of a thirty (30) day written notice period if the Cause remains uncured. Either party may terminate this Agreement without Cause when there are no outstanding SOWs or WAs.

      12 RIGHT OF FIRST OFFER

      If (i) the Supplier has delivered to Buyer the notice required under
Section 4.6, and (ii) the other party (or any of the other parties, if more than one) to the proposed Change of Control Transaction has a substantial portion of its business in the web application server product and service market and is not engaged in business primarily as a professional services/consulting firm or systems integrator, and provided that Buyer has not reduced the pool of Supplier Personnel by more than 1/3 during the term of this agreement, the Supplier shall give the Buyer the first opportunity to enter into such Change of Control Transaction with the Supplier (the "Right of First Offer") in the manner specified in this Section 12.

      (i) The First Offer Notice shall specify the proposed price to be paid, the proposed terms of payment, and all other material terms and conditions upon which the Supplier proposes to enter into the Change of Control Transaction (the "First Offer Terms").

      (ii) The First Offer Notice shall constitute an irrevocable offer to the Buyer to enter into such Change of Control Transaction with the Supplier on the First Offer Terms or on terms specified by the Buyer which include cash to the same extent as the First Offer Terms and in other respects are economically equivalent to the First Offer Terms (the "Buyer's Equivalent Terms"). Within 14 calendar days after the receipt of the First Offer Notice, the Buyer shall give notice (the "Exercise Notice") to the Supplier that (i) the Buyer has elected to exercise its Right of First Offer and set forth the terms of such acquisition or
(ii) the Buyer does not wish to exercise its Right of First Offer. If the Buyer does not deliver an Exercise Notice to the Supplier within 14 calendar days after the receipt of the First Offer Notice, the Buyer shall be deemed to have delivered on the 14th calendar day an Exercise Notice stating that the Buyer does not wish to exercise its Right of First Offer.

      (iii) If the Buyer exercises the Right of First Offer, then the Supplier shall enter into such Change of Control Transaction with the Buyer on the First Offer Terms or, if such terms are specified by the Buyer, the Buyer's Equivalent Terms. The closing of such Change of Control Transaction shall take place on the second business day after the Buyer and the Supplier shall have obtained or made all consents, approvals, orders, licenses, permits and authorizations of, and registrations, declarations and filings with, any governmental authority or any other person or entity required to be obtained or made in connection with the consummation of such Change of Control Transaction, or on such other date as shall be mutually acceptable to the Buyer and Supplier.

      (iv) In the event of a dispute between the Buyer and the Supplier concerning the economic equivalence of the Buyer's Equivalent Terms and the First Offer Terms, the determination of the equivalence of such terms shall be made by an independent nationally recognized investment banking firm selected by the Buyer and consented to by the Supplier, which consent shall not be unreasonably withheld. The Buyer and the Supplier shall cooperate fully in assisting any such investment banking firm in making its determination. The Buyer and Supplier shall each bear one-half of the cost of such investment banking firm.

      (v) If the Buyer does not exercise the Right of First Offer with respect to any Change of Control Transaction, the Supplier shall be entitled, within 90 calendar days following the expiration of the period for exercise of the Right of First Offer, to consummate such Change of Control Transaction with any third party upon terms and conditions no more favorable to such third party than the First Offer Terms.

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                                STATEMENT OF WORK

                                                          AGREEMENT # 4900CS0965
                                                                SOW # 4900OP0312
--------------------------------------------------------------------------------
      For the purpose of Sections 4.6, 5.3, 11.2 and 12, a "Change of Control" shall be deemed to have occurred if (A) there shall be consummated (a) any consolidation or merger of Supplier in which Supplier is not the continuing or surviving corporation, or pursuant to which shares of Supplier's common stock would be converted into cash, securities or other property, other than a merger of Supplier in which the holders of Supplier's common stock immediately prior to the merger have substantially the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (b) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of Supplier, or (B) the stockholders of Supplier shall approve any plan or proposal for the liquidation or dissolution of Supplier, or (C) any person (as such term is used in section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act") other than Supplier or any employee benefit plans sponsored by Supplier, shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange
Act) of securities of the company representing 25% or more of voting securities having the voting power of the Supplier's then outstanding securities ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases, or otherwise, or (D) at any time during a period of twelve consecutive months, individuals who at the beginning of such period constituted the Board of Directors of Supplier shall cease for any reason to constitute at least a majority thereof, unless the election of, or the nomination for election by Supplier's stockholders of each new director during such twelve-month period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such twelve-month period.

      Buyer and Supplier agree that the information contained in the First Offer Terms and the Exercise Notice shall be considered Information as that term is defined in the Agreement for Exchange of Confidential Information # 4900OP0257 between the Buyer and Supplier.

      12.1 In the event of any inconsistency between this SOW and Agreement 4900CS0965, this SOW shall control.

ACCEPTED AND AGREED TO:                  ACCEPTED AND AGREED TO:

IBM                                      Perficient Inc.


By: /s/ HENRY KEEGAN                     By: /s/ SAM J. FATIGATO
----------------------------------       ---------------------------------------
Buyer Signature          Date            Supplier Signature          Date

Buyer's Name


----------------------------------       ---------------------------------------
Printed Name                             Printed Name


IBM Customer Solutions and
General Procurement


----------------------------------       ---------------------------------------
Title & Organization                     Title & Organization


----------------------------------       ---------------------------------------
Buyer Address:                           Supplier Address:
3039 Cornwallis Road                      7600-B N. Capital of Texas Hywy
RTP, NC 27709                             Suite 340,
                                          Austin, TX  78731